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                                                                     Exhibit (b)

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                        MAIRS AND POWER GROWTH FUND, INC.


                                       I.

     REGISTERED OFFICE. The registered office shall be in the City of Saint Paul, Minnesota, but the corporation may also have offices at other places as the Board of Directors may from time to time determine.

                                       II.

     SHAREHOLDERS' MEETINGS. All meetings of shareholders shall be held at the office of the corporation in Saint Paul, Minnesota, unless the Directors shall designate some other place. Meetings of shareholders may occur within or without the State of Minnesota as may be determined by the Board of Directors. The annual meeting of shareholders shall be held at such time, not earlier than February 1 nor later than May 31 in each year, as the Board of Directors shall by resolution determine. At the annual meeting shareholders shall elect directors and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the time and place thereof shall be mailed to each shareholder of record at least ten days and no more than sixty days before the meeting, at his last known address. Special meetings of the shareholders for any purpose or purposes may be called by the Chairman, the President, any two officers, any two directors, or by any shareholder or shareholders holding, of record, not less than 10% of the shares of the corporation issued and outstanding and entitled to vote. Any call for a special meeting shall state the purpose or purposes of such meeting; and no business other than that stated in the call for such meeting shall be transacted thereat. Written notice of all special meetings of shareholders, stating the time, place and purpose thereof, shall be mailed to each shareholder of record at his last known address, at least ten days and no more than sixty days in advance of such meeting.

     QUORUM. The presence in person or by proxy of the holders of a majority of the shares of stock outstanding and entitled to vote at any annual or special meeting of the shareholders of this corporation shall constitute a quorum for the transaction of business. In the


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                                                                     Exhibit (b)

absence of a quorum any meeting may be adjourned from time to time without further notice other than by announcement at the meeting at which such adjournment is taken until a quorum is secured at any such adjourned meeting. The shareholders present at any duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                                      III.

     DIRECTORS. The management and conduct of the business of this corporation shall be vested in a Board of Directors which shall consist of such number of directors not less than three nor more than fifteen as shall be elected by the shareholders at each annual meeting. Directors need not be shareholders of the corporation. The terms of office of the directors of this corporation, except as hereinafter set forth, shall be for a period of one year and until their respective successors are elected and qualified. Vacancies on the Board of Directors shall be filled by the remaining members of the board, although less than a quorum, and each person so elected shall serve during the term which is unexpired of the vacancy which he is elected to fill; provided that at least two-thirds (2/3) of the directors shall at all times have been elected by the shareholders; and provided further that no more than 60 per centum of directors shall be persons who are investment advisers of, affiliated persons of an investment adviser of, or officers or employees of, the company. In the event that at any time less than a majority of the directors shall have been elected by the shareholders, it shall be the duty of the directors and officers forthwith to cause a meeting of shareholders to be held for the purpose of electing directors to fill any existing vacancies.

     MEETINGS OF THE DIRECTORS. Regular meetings of the board may be held without notice at such time and place either within or without the State of Minnesota as shall from time to time be determined by the board. At all meetings of the Board of Directors a majority shall be necessary and sufficient to constitute a quorum for the transaction of business, and the acts of the majority present at any meeting at which a quorum is present shall be the acts of the board itself. Any action which might be taken at a meeting of the Board of Directors may be taken without a meeting if done in writing and signed by all directors.


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                                                                     Exhibit (b)

                                       IV.

     OFFICERS. The officers of the corporation shall be a chairman, president, vice-president, secretary and treasurer. Any two offices except that of chairman, president and vice-president may be held by the same person. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the corporation and the Treasurer shall be the Chief Financial Officer of the corporation. The Board of Directors may also appoint one or more vice-presidents, assistant secretaries and assistant treasurers, and such officers and agents as it may deem necessary who shall hold their offices for such terms and exercise such powers and perform such duties as shall be determined from time to time by the board. The Board of Directors shall hold its annual meeting immediately following the annual meeting of shareholders, and shall elect all officers to serve for the ensuing year and until the election and qualification of their respective successors. No officer need be a director or a shareholder.

                                       V.

     AGREEMENTS WITH OFFICERS, ETC. It is recognized that a contract or agreement for the services of one or more of the officers or directors of the corporation to act as an investment counselor for the corporation at a recognized fee to be paid by the corporation may be entered into; the propriety of such a contract for the services described or other like services or expenses incurred in connection therewith is recognized and confirmed; and all shareholders take cognizance of the existence of such contract and relationship and endorse and confirm the same.

                                       VI.

                          SALE AND REDEMPTION OF SHARES

     (a) Within the meaning of these By-laws the term "selling price" shall mean the net asset value of the shares as determined by the net worth of the corporation, divided by the number of shares outstanding and giving proper effect to all cash and assets of the corporation, but without any allowance for good will, going concern value or intangible factors. The computation of the selling price shall be made by the investment advisers of the corporation; and, as to all securities, shall be made on the basis of the value thereof on the valuation date.


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                                                                     Exhibit (b)

"Valuation" as used herein shall mean the market value of securities for which market quotations are readily available; and with respect to other securities and assets, the fair value thereof as determined in good faith by the Board of Directors. The computation of the selling price shall be expressed in dollars and cents per share. The net asset value of shares shall be determined as of the close of trading on the New York Stock Exchange on each day that the Exchange is open for trading.

     (b) Shares in the corporation shall be sold by the corporation only at the selling price therefor for the day wherein the sale occurs; and all sales and redemption of shares shall be at the net asset value thereof next determined following the receipt of the purchase order or tender of shares for redemption. Any purchaser desiring to purchase shares may do so by committing himself to purchase either a given number of shares or shares up to a given sum or purchase price. A commitment to buy shares up to a given sum or price shall be construed to mean the largest number of shares, whole or fractional, which the cash stated is able to buy. Payment for shares shall be made not later than five business days after the selling price has been ascertained. The corporation will within five business days next following any tender for redemption pay such redemption price; however, the right of redemption may be suspended during such periods when the New York Stock Exchange is closed, or the Securities and Exchange Commission of the United States determines that trading therein is restricted, or that an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practical, or it is not reasonably practical for the Fund fairly to determine the value of its assets, and for such other period as the Securities and Exchange Commission may by order permit for the protection of shareholders of the Fund.

     (c) Redemption of shares shall be made at the selling price in effect at the same time and computed in the same way. A shareholder desiring redemption of his shares shall elect the redemption thereof at any date up to the close of business on such day as the New York Stock Exchange is open for trading; and notice of such election must actually be received by the corporation. Any notice of election for redemption shall state either the number of shares to be redeemed, or the sum to be realized from redemption. If expressed in terms of a sum to be realized, the election shall be construed as an election for the redemption of the smallest number of shares, whole or fractional, as will, at the applicable selling price, produce the cash elected to be realized. Simultaneously with any election to redeem, the shareholder so electing shall deliver a certificate or certificates of shares, properly endorsed, covering the shares to be redeemed, if


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                                                                     Exhibit (b)

such certificate be in fact outstanding.

     (d) Fractional shares will be issued, and may be redeemed to such extent and in such manner as may be determined by the Board of Directors.

     (e) The Board of Directors may by resolution, determine the minimum sale to be made to any new shareholder and the minimum subsequent or supplemental purchase made or to be made by the existing shareholder, already the owner of shares in the corporation.

     (f) Stock certificates will be made available without charge to any shareholder desiring the same; but unless specifically requested in writing, certificates will not be issued to any shareholder; and absence of an outstanding certificate shall not to any extent impair the standing of any shareholder as such, nor the title to the shares owned by him.

                                      VII.

     DISTRIBUTIONS TO SHAREHOLDERS. The expenses of operation of the company shall be a first charge against all income thereof. After full discharge thereof, the remaining income shall be distributed at semi-annual intervals during the months of June and December, upon such dates therein of record and for payment as shall be determined by the Board of Directors.

                                      VIII.

                                   INVESTMENTS
     (a) The business of the corporation shall be confined to the investment and reinvestment of its funds and assets; and it shall enter into other lines of activity only to the extent permitted by its Articles, and only when the result of a reorganization or change of form of an existing investment. Selection of investments shall be made by the officers and directors.

     (b) To the greatest extent consistent with the present and future requirements of the corporation, the assets of the corporation shall be invested in bonds, stocks, notes, debentures and other securities; or, in the discretion of the directors, in savings accounts of banks or savings and loan associations.


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                                                                     Exhibit (b)

                                       IX.

     AMENDMENTS. These By-laws may be amended or repealed by the Board of Directors subject to the power of the shareholders, exercisable in the manner provided in the Minnesota Statutes, Chapter 302A.18l, Subd. 3, to amend or repeal these By-laws. No by-law adopted or amended by the shareholders subsequent to the date of the effectiveness of these Amended and Restated By-laws may be amended or repealed by action of the Board of Directors alone and no by-law repealed by the shareholders after such date may be reinstated by action of the Board of Directors alone. Any action to amend or repeal these By-laws by the shareholders shall be taken by the shareholders at any meeting by a majority vote in person or by proxy of the shares outstanding; provided that if the text of any proposed amendment shall be stated in writing to all shareholders, at least ten days prior to any special or annual meeting where the same is to be considered, then such amendment may be adopted by a majority vote of the shares represented at any meeting at which a quorum is present. In accordance with Minnesota Statutes, Chapter 302A.l81, the Board of Directors shall not adopt, amend or repeal a by-law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a by-law to increase the number of directors.

                                       X.

     FISCAL YEAR: AUDIT. The fiscal year of the corporation shall be concurrent with the calendar year. The books of account of this corporation shall be audited and certified statements prepared as of the close of each fiscal year, or more often in the discretion of the Board of Directors, by an independent certified public accountant.


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